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                                                                    EXHIBIT 99.1



                                   FOR IMMEDIATE RELEASE:

                                   Media:            Investors:
                                   425-951-1284      425-951-1333

           SONOSITE ANNOUNCES $25 MILLION PRIVATE EQUITY FINANCING,
                LED BY THE STATE OF WISCONSIN INVESTMENT BOARD

BOTHELL, WA, August 8, 2001 - SonoSite, Inc. (Nasdaq: SONO), a leader in the hand carried, point-of-service ultrasound market, announced today that it has completed a private placement of $25 million of common stock, led by the State of Wisconsin Investment Board. The proceeds of this financing will be used for the expansion of sales and marketing efforts and general corporate purposes. UBS Warburg acted as exclusive placement agent for the transaction.

"SonoSite continues to be an attractive investment for us," said John Nelson, investment director for the State of Wisconsin Investment Board, one of the largest pensions funds in the world. "We are pleased to continue our long-term relationship with the Company in this manner."

"Although we were comfortable with our existing balance sheet combined with our growing revenues, we felt that additional funding would put us in an extremely strong position going into the second half of this year and into next year," said Kevin M. Goodwin, president and CEO of SonoSite. "Further, we are also pleased by the continued support from the State of Wisconsin Investment Board and our other existing shareholders."

SonoSite, Inc. (www.sonosite.com), headquartered in Bothell, WA, develops,
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manufactures, markets and sells a new class of hand-carried ultrasound systems comparable to larger more expensive systems, but small enough to be hand-carried from bedside to bedside and room to room in many clinical settings. SonoSite became an independent public company on April 6, 1998, as a result of a spin-off from ATL Ultrasound.

Forward-looking Information and the Private Litigation Reform Act of 1995
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Certain statements in this press release are "forward-looking statements" which are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The words "believe," "expect," "intend," "anticipate" and similar expressions are intended to identify forward-looking statements, but their absence does not necessarily mean that the statement is not forward-looking. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect SonoSite's actual results are described under the heading, "Factors Affecting Our Operating Results, Our Business and Our Stock Price," included in our latest periodic report filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
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